Exhibit 10.14

SCHEDULE OF INDEMNIFICATION AGREEMENTS FOR OFFICERS

In accordance with the Instructions to Item 601 of Regulation S-K, the Registrant has omitted filing the Indemnification Agreements for Officers by and between Rogers Corporation and the following officers as exhibits to this Form 10-K because they are identical to the Form of Indemnification Agreement for Officers (the “Form Agreement”) by and between Rogers Corporation and certain officers, which was filed as Exhibit 99.2 to the Registrant’s Current Report on Form 8-K on December 14, 2004.

1.	Michael D. Bessette
2.	Michael L. Cooper
3.	Robert C. Daigle
4.	Frank J. Gillern
5.	Debra J. Granger
6.	Jeffrey M. Grudzien
7.	Bruce D. Hoechner
8.	Peter G. Kaczmarek
9.	Mario C. Kerr
10.	Dennis M. Loughran
11.	Richard F. Marani
12.	Ty L. McFarland
13.	Paul B. Middleton
14.	John A. Richie
15.	Roland Schmider
16.	W. David Smith
17.	Robert M. Soffer
18.	Luc Van Eenaeme
19.	Robert D. Wachob